                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of Tyco International Ltd. and Tyco International Group S.A. of our report dated October 21, 1999, on our audits of the Consolidated Financial Statements and the Consolidated Financial Statement Schedule of Tyco International Ltd., as of September 30, 1999 and 1998 and for the years ended September 30, 1999 and 1998, and the nine months ended September 30, 1997, which report is included in Tyco's Form 10-K filed December 13, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS

Hamilton, Bermuda
December 17, 1999